Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	John C. Merriwether
Vice President of Financial Relations
Health Management Associates, Inc.
(239) 598-3131

HEALTH MANAGEMENT ASSOCIATES, INC.

PREVIEWS FOURTH QUARTER AND YEAR-END 2012 RESULTS,

AND ANNOUNCES 2013 OBJECTIVES

NAPLES, FLORIDA (January 13, 2013) Health Management Associates, Inc. (NYSE: HMA) announced today its expected, unaudited results of operations for the fourth quarter and year ended December 31, 2012.

From continuing operations for the fourth quarter, Health Management expects to report net revenue of approximately $1.48 billion, Adjusted EBITDA of between $253 and $260 million, and diluted earnings per share (“EPS”) from continuing operations attributable to Health Management Associates, Inc. of between $0.19 and $0.21. Impacting the fourth quarter was approximately $0.04 per diluted share of incremental legal and investigation expense and approximately $0.02 to $0.03 per diluted share related to Mississippi Medicaid payment reductions, which were offset by Medicare and Medicaid Healthcare Information Technology (“HCIT”) incentive payments. Excluding the impact of interest rate swap accounting, including mark-to-market adjustments and Medicare and Medicaid HCIT incentive payments, net of Medicaid rate reductions, diluted EPS from continuing operations is expected to be between $0.12 and $0.13, as shown in the table accompanying this press release. For continuing same hospital operations, compared to the prior year’s fourth quarter, Health Management expects surgeries to increase 0.9%, adjusted admissions to be nearly flat at (0.1)%, and admissions to decline 4.7%. Adjusted EBITDA is not a GAAP measure and footnote 1 to the 2013 Objective Range table below contains disclaimers and other important information regarding how Health Management defines and uses Adjusted EBITDA.

From continuing operations for the year ended December 31, 2012 Health Management expects to report net revenue of $5.87 to $5.88 billion and diluted EPS attributable to Health Management Associates, Inc. of between $0.66 and $0.69. Excluding the impact of interest rate swap accounting, including mark-to-market adjustments and Medicare and Medicaid HCIT incentive payments, net of Medicaid rate reductions, diluted EPS from continuing operations is expected to be between $0.75 and $0.76, as shown in the table accompanying this press release.

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“Our preliminary 2012 results reflect an ongoing difficult economic backdrop. However, by continuing to focus on delivering high quality care, while maintaining strong fiscal discipline, we achieved solid same hospital results for the quarter and the year,” said Gary Newsome, President and Chief Executive Officer of Health Management. “The health care industry is in the midst of significant change, and we’re taking important steps that we believe will best position Health Management for continued success as health care reform continues to be implemented. We believe that the change the industry is experiencing is creating growth opportunities from hospital partnerships and acquisitions - an attractive area for capital deployment - and we expect this environment will continue for the foreseeable future.”

The table below sets forth selected information concerning Health Management’s objectives for the year ending December 31, 2013. These objectives are based on Health Management’s historical operating performance, current trends and other assumptions that management believes are reasonable at this time. These objectives exclude any potential hospital partnerships and acquisitions that may be completed in 2013.

2013 Objective Range

Adjusted Admissions growth (same hospital)	(1.0%) to 1.0%
Net revenue (in millions, before bad debt expense)	$7,000 to $7,200
Provision for doubtful accounts as a percentage of net revenue	13.5% to 14.5%
Adjusted EBITDA[1] (in millions) [2]	$978 to $1,038
Interest expense, net (in millions)	$275 to $290
Income from continuing operations attributable to Health Management Associates, Inc. per share – diluted[2]	$0.86 to $1.01
Net income attributable to noncontrolling interests (in millions)	$27 to $31
Capital expenditures as a percentage of net revenue, after bad debt expense	4.5% to 5.5%
HCIT meaningful use reimbursement in adjusted EBITDA (in millions)	$75 to $85

Items not included above:
Interest rate swap interest expense (in millions)	$75 to $85

1.	Adjusted EBITDA is defined as consolidated net income before discontinued operations, net gains (losses) on sales of assets, net interest and other income, interest expense, income taxes, and depreciation and amortization. Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Health Management believes that providing non-GAAP information such as Adjusted EBITDA is important for investors and other readers of Health Management’s consolidated financial statements, as it is commonly used as an analytical indicator within the health care industry and Health Management’s debt facilities contain covenants that use Adjusted EBITDA in their calculations. Because Adjusted EBITDA is a non-GAAP measure and is thus susceptible to varying calculations, Adjusted EBITDA, as presented, may not be directly comparable to other similarly titled measures used by other companies.
2.	Refer to attached tables for additional detail on Adjusted EBITDA and EPS.

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During 2012, Health Management hospitals expect to recognize $90 to $95 million of Medicare/Medicaid HCIT incentive payments. Based on current 2013 attestation schedules and cost report year ends for its hospitals, Health Management expects to recognize approximately $75 to $85 million of Medicare/Medicaid HCIT incentive payments during the year ending December 31, 2013.

Health Management will host a conference call to discuss its preliminary 2012 results and 2013 objectives in further detail on Monday, January 14, 2013 at 9:00 AM ET. All interested investors are invited to participate in the conference call by dialing (877) 476-3476 or from International locations by dialing (973) 200-3374, and referencing conference ID 88437122.

This conference call will also be simulcast on the Internet. To access the webcast, interested investors should go to the Investor Relations section of Health Management’s website located at www.hma.com. A replay of the conference call will be available on Health Management’s website.

Health Management enables America’s best local health care by providing the people, processes, capital and expertise necessary for its hospital and physician partners to fulfill their local missions of delivering superior health care services. Health Management, through its subsidiaries, operates 70 hospitals with approximately 10,500 licensed beds in non-urban communities located throughout the United States.

All references to “Health Management,” “HMA” or the “Company” used in this release refer to Health Management Associates, Inc. and its affiliates.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “intends,” “plans,” “may,” “continues,” “should,” “could” and other similar words. All statements addressing operating performance, events or developments that Health Management Associates, Inc. expects or anticipates will occur in the future, including but not limited to incurrence of indebtedness, projections of revenue, income or loss, capital expenditures, earnings per share, debt structure, the provision for doubtful accounts, capital structure, repayment of indebtedness, the amount and timing of funds under the meaningful use measurement standard of various HCIT incentive programs, other financial items and operating statistics, statements regarding the plans and objectives of management for future operations, innovations, or market service development, statements regarding acquisitions, joint ventures, divestitures and other proposed or contemplated transactions (including but not limited to statements regarding the potential for future acquisitions and perceived benefits of acquisitions), statements of future economic performance, statements regarding legal proceedings and other loss contingencies (including but not limited to the timing and amount of costs incurred in connection with such proceedings), statements regarding market risk exposures, statements regarding the effects and/or interpretations of recently enacted or future health care laws and regulations, statements of the beliefs or assumptions underlying or relating to any of the foregoing statements, and other statements which are other than statements of historical fact, are considered to be “forward-looking statements.”

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Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Health Management Associates, Inc.’s most recent Annual Report on Form 10-K, and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of Health Management Associates, Inc.’s underlying beliefs or assumptions prove incorrect, actual results could vary materially from those currently anticipated. In addition, undue reliance should not be placed on Health Management Associates, Inc.’s forward-looking statements. Except as required by law, Health Management Associates, Inc. disclaims any obligation to update its risk factors or to publicly announce updates to the forward-looking statements contained in this press release to reflect new information, future events or other developments.

(financial table follows)

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL INFORMATION

(unaudited)

	Adjusted EBITDA (in millions)
	For the quarter ended December 31,				For the Year Ended December 31,
	2011 (Actual)	2012 (Projected)			2011 (Actual)	2012 (Projected)

Same hospital, Adjusted EBITDA	$227.6	$272.8	to	$274.1	$938.6	$1,033.6	to	$1,034.9

Corporate, acquisitions and other	(42.4)	(50.5)	to	(49.7)	(152.7)	(120.8)	to	(120.0)

Incremental legal and investigation costs	—	(15.2)	to	(15.1)	—	(15.2)	to	(15.1)

Medicare and Medicaid HCIT incentive payments, net of Medicaid rate reductions	38.2	46.3	to	50.7	40.0	65.0	to	69.4

Adjusted EBITDA	$223.4	$253.4	to	$260.0	$825.9	$962.6	to	$969.2

	Diluted Earnings Per Share (“EPS”)
	For the quarter ended December 31,				For the Year Ended December 31,
	2011 (Actual)	2012 (Projected)			2011 (Actual)	2012 (Projected)

Continuing operations EPS, as adjusted	$0.13	$0.12	to	$0.13	$0.72	$0.75	to	$0.76

Medicare and Medicaid HCIT incentive payments, net of Medicaid rate reductions	0.10	0.12	to	0.13	0.09	0.16	to	0.17

Write-off of deferred debt issuance costs	(0.06)	—	to	—	(0.06)	—	to	—

Interest rate swap accounting	(0.04)	(0.05)	to	(0.05)	(0.04)	(0.25)	to	(0.25)

EPS from continuing operations, attributable to Health Management Associates, Inc. common stockholders	$0.13	$0.19	to	$0.21	$0.71	$0.66	to	$0.68

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL INFORMATION

(unaudited)

	Projected Adjusted EBITDA Range (in millions)
	2012			2013

Same hospital, Adjusted EBITDA	$1,106.2	to	$1,107.5	$1,173.2	to	$1,192.9

Corporate, acquisitions and other, excluding legal fees	(144.1)	to	(143.2)	(160.0)	to	(165.0)

Legal fees	(64.5)	to	(64.5)	(50.0)	to	(35.0)

Medicare and Medicaid HCIT incentive payments, net of Medicaid rate reductions	65.0	to	69.4	15.0	to	45.0

Adjusted EBITDA	$962.6	to	$969.2	$978.2	to	$1,037.9

	Projected Diluted Earnings Per Share (“EPS)
	2012			2013

Continuing operations EPS, as adjusted	$0.91	to	$0.93	$0.86	to	$1.01

Interest rate swap and mark-to-market adjustments	(0.25)	to	(0.25)	(0.19)	to	(0.22)

EPS from continuing operations, attributable to Health Management Assoicates, Inc. common stockholders	$0.66	to	$0.68	$0.67	to	$0.79

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